UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2012

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On May 23, 2012, Royal Gold, Inc. (“Royal Gold” or the “Company”), entered into and closed a Purchase and Sale Agreement (the “Agreement”) with International Minerals Corporation (“IMC”) and Metallic Ventures (U.S.), Inc., a wholly-owned indirect subsidiary of IMC, pursuant to which Royal Gold acquired a 3.0% net smelter return royalty interest on all ores and minerals mined or otherwise recovered from the Ruby Hill mine owned and operated by an affiliate of Barrick Gold Corporation in Eureka County, Nevada, for a purchase price of $38 million.

The Agreement contains customary representations, warranties and covenants, and indemnification provisions.

The foregoing description of the terms of the Agreement is qualified in its entirety by the Agreement, which is filed herewith as Exhibit 10.1 and incorporated into this Item 1.01 by reference.

Item 7.01          Regulation FD

Royal Gold announced the execution and closing of the Agreement in a press release on May 23, 2012. The press release is furnished as Exhibit 99.1 hereto.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

10.1	Purchase and Sale Agreement between Metallic Ventures (U.S.), Inc., International Minerals Corporation and Royal Gold, Inc. dated May 23, 2012.

99.1	Press Release dated May 23, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: May 24, 2012	By:	/s/Karen Gross
	Name:	Karen Gross
	Title:	Vice President and Corporate Secretary

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Exhibit Index

Exhibit No.

10.1	Purchase and Sale Agreement between Metallic Ventures (U.S.), Inc., International Minerals Corporation and Royal Gold, Inc. dated May 23, 2012.

99.1	Press Release dated May 23, 2012.

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